UNITED STATES

SECURITIES AND EXCHANGE COMMISSION Washington, D.C.20549

FORM 8 K CURRENT REPORT

Pursuant to Section 13 OR 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2012

Nutrisystem, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-28551	23-3012204

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Fort Washington Executive Center
600 Office Center Drive
Fort Washington, PA		19034

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 215-706-5300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8 K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
  Soliciting material pursuant to Rule 14a 12 under the Exchange Act (17 CFR 240.14a 12)
  Pre commencement communications pursuant to Rule 14d 2(b) under the Exchange Act (17
  CFR 240.14d 2(b))
  Pre commencement communications pursuant to Rule 13e 4(c) under the Exchange Act (17 CFR
  240.13e 4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

Nutrisystem, Inc. (the “Company”) held its annual meeting of stockholders on June 6, 2012. The following proposals were submitted by the Board of Directors to a vote of the Company’s stockholders and the final results of the voting on each proposal are noted below.

Proposal 1

Election of Directors

The stockholders elected the following individuals to serve as Directors until the Company’s 2013 Annual Meeting of Stockholders as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes

Robert F. Bernstock	12,729,678	5,125,554	7,240,759

Michael F. Devine, III	17,485,737	369,495	7,240,759

Michael J. Hagan	17,470,457	384,775	7,240,759

Warren V. (Pete) Musser	17,449,310	405,922	7,240,759

Joseph M. Redling	12,222,288	5,632,944	7,240,759

Brian P. Tierney	17,240,730	614,502	7,240,759

Stephen T. Zarrilli	17,255,034	600,198	7,240,759

Proposal 2	Ratification of the Appointment of Independent Registered Public Accounting Firm

The stockholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012 as follows:

Votes For	Votes Against	Votes Abstained

24,876,900	187,479	31,162

Proposal 3	Approval of Named Executive Officer Compensation

The stockholders approved the compensation of the Company’s named executive officers as disclosed in the Company’s proxy statement as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes

11,371,080	5,797,720	686,432	7,240,759

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 7, 2012

NUTRISYSTEM, INC.

By: /s/ David D. Clark Name: David D. Clark Title: Chief Financial Officer